Exhibit 99

           LifePoint Hospitals Signs Definitive Agreement with HCA to
                Add Five Hospitals in Virginia and West Virginia

    BRENTWOOD, Tenn.--(BUSINESS WIRE)--July 14, 2005--LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced the signing of a definitive agreement to purchase five rural Virginia and West Virginia hospitals from HCA (NYSE:HCA) for approximately $285 million, plus working capital. The Company expects to complete the transaction in the fourth quarter of 2005.
    The five facilities include 200-bed Clinch Valley Medical Center, Richlands, Virginia; 325-bed St. Joseph's Hospital, Parkersburg, West Virginia; 155-bed Saint Francis Hospital, Charleston, W. Virginia; 369-bed Raleigh General Hospital, Beckley, West Virginia; and 68-bed Putnam General Hospital, Hurricane, West Virginia.
    In commenting on the announcement, Kenneth C. Donahey, president and chief executive officer of LifePoint Hospitals, said, "We are excited about this opportunity to purchase these five hospitals from HCA, with whom we share common systems, and to expand our presence in West Virginia and Virginia, which have proven to be good places for LifePoint to do business. These hospitals meet Lifepoint's goal of improving the scope and quality of healthcare services for the people in our communities."

    LifePoint Hospitals, Inc. is a leading hospital company focused on providing healthcare services in non-urban communities, with 52 hospitals and combined revenues of approximately $1.9 billion in 2004. Of the combined 52 hospitals, 49 are in communities where LifePoint Hospitals is the sole community hospital provider. LifePoint Hospitals' non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering high quality patient care, supporting physicians, creating excellent workplaces for its employees, providing community value and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with approximately 19,000 employees.

    Important Legal Information This release includes forward-looking statements based on current management expectations. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine LifePoint Hospitals' future results are beyond LifePoint Hospitals' ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint Hospitals, are not guarantees of performance of LifePoint Hospitals, and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. For example, such risks, uncertainties, assumptions and other factors relating to the recent business combination between Province Healthcare and LifePoint Hospitals include, without limitation, the possibility that (1) problems may arise in successfully integrating the businesses of LifePoint Hospitals and Province Healthcare; (2) the combination may involve unexpected costs; (3) the combined company may be unable to achieve cost-cutting synergies; (4) the businesses may suffer as a result of uncertainty surrounding the business combination; and (5) the combined company may be subject to future regulatory or legislative actions. These forward-looking statements are also subject to other risks and uncertainties, including, without limitation, (i) reduction in payments to healthcare providers by government and commercial third-party payors, as well as changes in the manner in which employers provide healthcare coverage to their employees; (ii) the possibility of adverse changes in, and requirements of, applicable laws, regulations, policies and procedures, including those required by LifePoint Hospitals' corporate integrity agreement; (iii) the ability to manage healthcare risks, including malpractice litigation, and the lack of state and federal tort reform; (iv) the availability, cost and terms of insurance coverage; (v) the highly competitive nature of the healthcare business, including the competition to recruit and retain physicians and other healthcare professionals; (vi) the ability to attract and retain qualified management and personnel;
(vii) the geographic concentration of LifePoint Hospitals' operations;
(viii) the ability to acquire hospitals on favorable terms; (ix) the ability to operate and integrate newly acquired facilities successfully; (x) the availability and terms of capital to fund LifePoint Hospitals' business strategies; (xi) changes in LifePoint Hospitals' liquidity or indebtedness; (xii) the potential adverse impact of government investigations and litigation involving the business practices of healthcare providers, including whistleblowers investigations; (xiii) volatility in the market value of LifePoint Hospitals' common stock; (xiv) changes in general economic conditions in the markets LifePoint Hospitals serves; (xv) LifePoint Hospitals' reliance on information technology systems maintained by HCA Inc.;
(xvi) the costs of complying with the Americans With Disabilities Act; and (xvii) those risks and uncertainties described from time to time in LifePoint Hospitals' filings with the SEC, including those related to the business combination with Province Healthcare. Therefore, LifePoint Hospitals' future results may differ materially from those described in this release. LifePoint Hospitals undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

    All references to "LifePoint Hospitals" as used throughout this release refer to LifePoint Hospitals, Inc. and its affiliates.


    CONTACT: LifePoint Hospitals, Inc., Brentwood
             Michael J. Culotta, 615-372-8512